Exhibit 99.1

PARTICIPANTS

Corporate Participants

Zach Vaughan – Senior Vice President, Dennard Lascar Associates LLC

Wayne Prejean – Chairman & Chief Executive Officer, Drilling Tools International Corp. (US)

Michael David Loggie – Founder & Chief Executive Officer, Saltire Energy Ltd.

David R. Johnson – Chief Financial Officer, Drilling Tools International Corp. (US)

Other Participants

Steve Ferazani – Analyst, Sidoti & Co. LLC

MANAGEMENT DISCUSSION SECTION

Operator: Greetings, and welcome to the Drilling Tools International conference call to discuss Saltire acquisition. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. [Operator Instructions] As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Zach Vaughan. Thank you. You may begin.

Zach Vaughan, Senior Vice President, Dennard Lascar Associates LLC

Thank you, operator. And good morning, everyone. We appreciate you joining us today for Drilling Tools International’s conference call to discuss the announced acquisition of Saltire Energy. With me today are Wayne Prejean, DTI’s Chairman and Chief Executive Officer; David Johnson, DTI’s Chief Financial Officer; and Mike Loggie, Saltire’s Founder and CEO. Also joining for the Q&A portion of the call is Jameson Parker, Vice President of Corporate Development.

Prior to this call, DTI issued a press release, furnished an investor presentation and filed related material on Form 8-K, announcing that it has entered into a definitive agreement to acquire Saltire Energy Limited and Foxley Energy Limited, commonly known as Saltire. Copies of those materials are available in the Investor Relations section of the website. DTI intends to file the transcript of this call with the SEC pursuant to Rule 425 as a written communication related to the proposed transaction. Following my remarks, management will discuss the transaction before opening the line for questions.

There will be a replay of today’s call that will be available by webcast on the company’s website at drillingtools.com. And there will also be a telephonic recorded replay available until October 15. Please note that the information reported on this call speaks only as of today, October 8, 2026. And therefore, you are advised that any time sensitive information may no longer be accurate at the time of any replay listening or transcript reading.

Comments on this call will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Saltire, the anticipated timing, completion, and the benefits of the transaction, and the expected financial impact and future operating performance of the combined company. These statements reflect current views of DTI’s management and speak only as of October 8, 2026.

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Actual results may differ materially because of the risks, uncertainties and contingencies, including the possibility that the transaction may not be completed on the anticipated terms or timing or at all; the failure to satisfy the closing conditions or obtain required approvals; financing risks; integration risks; market conditions; and other factors. Please review the risk factors and cautionary statements in DTI’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Form 8-Ks, the press release and investor presentation and when available, the registration statement on Form S-4 and related proxy statement and prospectus relating to the transaction to understand certain of those risks, uncertainties and contingencies.

Nothing on this call will be read as an assurance that the transaction will close or that any closing condition will be satisfied. DTI undertakes no obligation to update these statements except as required by law. In connection with the proposed transaction, DTI intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement and prospectus. Investors and security holders are urged to read the registration statement, proxy statement and prospectus, and other relevant documents filed with the SEC carefully, when they become available, because they will contain important information about DTI, Saltire and the proposed transaction. Free copies will be available through the SEC’s website at www.sec.gov, and DTI’s Investor Relations website at investors.drillingtools.com.

DTI, Saltire, Foxley and their respective directors and executive officers may be deemed participants in the solicitation of proxies from DTI’s stockholders in connection with the proposed transaction. Information about the persons who may be deemed participant, including our direct and indirect interests, will be set forth in the Form S-4 and proxy statement and prospectus when filed, and in DTI’s details other SEC filings.

This call and the related materials are not an offer to sell or a solicitation of an offer to buy securities and are not intended to be a solicitation of any vote or approval. Any solicitation of proxies will be made only pursuant to the proxy statement and prospectus. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

The comments today may include adjusted EBITDA, adjusted EBITDA margin and adjusted free cash flow, each of which is a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act. These measures should not be considered in isolation from, or as a substitute for the most directly comparable GAAP measures. The press release and investor presentation include the applicable definitions, limitations, and reconciliations to the most directly comparable GAAP measures. For forward-looking non-GAAP measures, they will also explain when a reconciliation cannot be provided without unreasonable efforts.

And now with that behind me, I will turn the call over to Wayne Prejean, DTI’s Chairman and Chief Executive Officer. Wayne?

Wayne Prejean, Chairman & Chief Executive Officer, Drilling Tools International Corp. (US)

Thanks, Zach. And good morning, everyone. I’m joining you this morning from Abu Dhabi in the United Arab Emirates, where I’m with Mike Loggie, Saltire’s Founder. And we are here to share this transformative news with his employees together and in person.

As outlined in our press release, we have entered into a definitive agreement to acquire Saltire Energy, an international downhole tool rental company, with an established presence across the North Sea, the Middle East and other key Eastern Hemisphere growth markets. Total consideration

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consists of approximately $80 million in cash, and 17.4 million shares of DTI common stock. The share consideration is fixed, but its market value will vary with DTI’s share price.

Saltire’s business closely mirrors our own. Like DTI, Saltire rents the mission-critical downhole tools operators depend on including bottom hole assembly components, pipe and tubulars, and pressure control equipment. And they do it very well in markets where DTI has wanted to be at scale. This transaction brings together two highly complementary businesses to create a larger, more balanced and more resilient global platform. We are building for the future, and this partnership further solidifies our foundation.

As we look at this combination, several key drivers have us excited. And together, they make a compelling case for the transaction. Strategically, the combination of DTI and Saltire is a natural fit. Both companies have similar operating models across distinct geographies with limited customer overlap. In terms of scale, it’s transformational. The combination creates a truly global, more diversified platform with exposure to some of the most attractive international growth markets.

Financially, the transaction is immediately enhancing. We expect it to be accretive to adjusted EBITDA margin and adjusted free cash flow per share from day one. The economics also stand on their own. The investment case does not depend on synergies. From a balance sheet perspective, the combined company strong free cash flow generation gives us a clear path to delever and to do so quickly. And finally, the Loggie family is retaining a significant ownership stake in the combined company, which creates real long-term alignment and demonstrates their conviction in the value we can create together.

Let me start with geography, because that’s the heart of this deal. Over the last few years, we’ve deliberately grown our Eastern Hemisphere business from about 8% of revenue in 2024 to 14% in 2025, and approximately 18% in the second quarter of this year. Saltire takes that to approximately 40% of pro forma revenue in a single step. That kind of international scale and those established customer relationships will take many years to build organically.

That exposure matters for three key reasons. First, according to Spears & Associates, the Eastern Hemisphere is a large and growing market, with approximately 910 active rigs and $69 billion of drilling and completion spending expected in 2026. Drilling and completion spending in the region is projected to reach approximately $88 billion by 2030. The Middle East is expected to lead that growth with the fastest rig count growth at any region.

Second, these markets reward reliability, technical capabilities and service quality, which supports higher and more consistent margins. You can see that in Saltire’s financial profile. And third, the transaction would provide an opportunity to deploy DTI technologies using Saltire’s platform. Operators in the Middle East or drilling more unconventional shale style wells. And offshore operators are placing a premium on performance. That plays right into our strengths. And we see a real opportunity to bring technologies like ClearPath, Drill-N-Ream and our Deep Casing technology to Saltire’s customers through Saltire’s established distribution network.

For customers, the combination creates a global one-stop shop by bringing DTI’s and Saltire’s product offerings and geographic relationships together. We share select large service company customers, while Saltire brings established relationships with international operators and national oil companies that DTI has not historically served at scale.

Our objective is not to change what’s working at Saltire, it’s to preserve those relationships and give customers on both sides access to more products, more technology and greater financial strength. Together, our rental fleet grows from approximately 63,000 tools to more than 100,000 tools. The result is a better balanced company. It preserves the stability and cash generation of our North

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American business with direct exposure to international markets that we believe will be an increasingly important source of growth.

We also gain a proven team with deep expertise in some of the most technically challenging and drilling environments in the world. All members of Saltire’s management team will remain with the combined company following closing. Mike will also be sticking around to ensure a smooth handoff with customers and employees. I will continue as Chairman and CEO.

This year marks Saltire’s 40th year in business. And I know what it means for the Loggie family to entrust what they’ve built to us. Their decision to retain approximately 30% of the combined company speaks for itself. It reflects a shared conviction that these businesses are stronger together and that the most meaningful value creation is still ahead of us.

One last point before I hand it off. This isn’t a bet on a new product line or an aggressive synergy target. We rent essentially the same downhole tools. The transaction is grounded on the standalone performance of two closely related rental tool businesses and any synergies realized represent upside. I’ve described it to our team this way. This isn’t a 20-foot putt, it’s a 3-foot putt, and we intend to make it. We believe that makes this a low risk, high return opportunity to create lasting value for our shareholders.

Before David walks through the financials, I’d like to invite Mike Loggie, Saltire’s Founder, to say a few words. Mike?

Michael David Loggie, Founder & Chief Executive Officer, Saltire Energy Ltd.

Thank you, Wayne. And good morning, everyone. This is a proud day and an emotional one for my family and for everyone at Saltire. This year marks our 40th year in business. What my family started four decades ago has grown into a trusted partner for some of the most demanding operators in the world, and a credit to our people, their expertise, a commitment to safety, and the dedication to our customers.

When we began thinking about Saltire’s next chapter, we weren’t looking for an exit, we were looking for a partner that shares our focus on service, reliability, technical excellence, and could give the team and our customers access to more products, more technology and greater financial strength. It became clear that that partner was DTI. That’s why my family chose to make a meaningful part of our consideration in DTI’s stock to remain significant shareholders in the combined company. We’re not stepping away. I look forward to working closely with Wayne and the DTI board. We are making a long-term commitment to the combined company, because we believe the best is still ahead.

To the Saltire team, thank you. You built this business and you will be the heart of what comes next. To Wayne and DTI leadership, thank you for the partnership, the professionalism and the commitment that you brought to us. This important milestone has reached. We appreciate working with you to reach this agreement, and we look forward to working together as we build the next chapter. To our customers, you can expect the same people, the same service you always relied on from Saltire. It now becomes backed by a larger platform.

With that, I’ll turn back to Wayne.

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Wayne Prejean, Chairman & Chief Executive Officer, Drilling Tools International Corp. (US)

Thanks, Mike. We value this partnership with Saltire, and I’m excited about what we will build together. Now, I’ll turn the call over to David to walk through the transaction terms, the financial profile of the combined company and our capital allocation plans. David?

David R. Johnson, Chief Financial Officer, Drilling Tools International Corp. (US)

Thanks, Wayne. And thank you, Mike. I will cover the transaction terms, the financial profile of the combined company, our capital structure and next steps. Total consideration consists of approximately $80 million in cash and a fixed 17.4 million shares of DTI common stock. The cash portion of the consideration is expected to be funded through new debt financing and borrowings under our existing credit facility. We expect to provide additional detail in our SEC filings.

Based on the transaction value methodology described in the announcement materials, this represents approximately 5.5 times Saltire’s run rate adjusted EBITDA. Although a premium to DTI’s current trading, multiple, we believe this is an attractive price. We are very comfortable with the transaction value because of the quality of what we’re buying: higher margins, strong free cash flow conversion and an established position in an attractive international market. This transaction is perfectly aligned with our focus on long-term value creation and we do not believe our current undervalued multiple, when compared to our peers, should be the only yardstick for a compelling opportunity.

Unless otherwise noted, the Saltire figures I will reference reflect management’s estimates as of the date of this call, using recent monthly performance update and current visibility. All foreign currency has been converted to US dollars. For reference, DTI reaffirmed its 2026 guidance ranges on the Q2 earnings call. These ranges can be found in our most recent earnings material or in the transaction overview slide deck that was published to the investor relations site in connection with the announcement. As a reminder, these ranges are subject to change. And we will revisit our expectations for 2026 after evaluating third quarter results and investment activities during the quarter.

In any event, Saltire is expected to add approximately $50.4 million of run rate revenue and $22.5 million of adjusted EBITDA, representing an adjusted EBITDA margin of approximately 45%. On a pro forma basis, the combined company would generate approximately $205 million to $220 million of revenue; $58 million to $68 million of adjusted EBITDA at an adjusted EBITDA margin of 28% to 31%; and $33 million to $38 million of adjusted free cash flow. On this basis, the transaction increases adjusted free cash flow by more than 80% based on our 2026 guidance and pro forma expectations.

As a result, we expect the transaction to be accretive to adjusted EBITDA margin and adjusted free cash flow per share in year one. Those expectations are based on conservative assumptions. The pro forma results do not rely on cost savings, revenue synergies or pricing improvements. Commercial pull-through, deploying our tools and technology across Saltire’s footprint and selective operating efficiencies would all be incremental accretion.

Now, let me address leverage directly because we know it’s top of mind. We expect pro forma net debt to trailing 12-month adjusted EBITDA of approximately 2.2 times at closing, inclusive of the financing assumed in the transaction. That’s at the upper end of our historic comfort range, but manageable, given the cash generation of the combined business. More importantly, we have a clear path to bring leverage down quickly.

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With the enhanced free cash flow of the combined company, we expect to reduce net leverage to approximately 1 times within 24 months of closing, an improvement of over 50% in a relatively short timeframe. Until we reach our leverage target, paying down debt will be our primary use of free cash flow alongside the high return growth investments that further support free cash flow generation. That’s consistent with how we’ve always managed this business and it will strengthen our balance sheet and improve our access to capital over time.

Finally, on next steps. The transaction had been unanimously approved by both companies’ Board of Directors and is subject to customary closing conditions, including required regulatory approvals and approval by DTI stockholders. We currently expect the transaction to close in the first quarter of 2027, subject to the receipt of the required approvals and satisfaction of customary closing conditions. We expect to file a registration statement on Form S-4 with the SEC following the announcement, which will include additional details of the transaction and Saltire’s historical financial results.

With that, I’ll turn the call back over to Wayne for closing remarks.

Wayne Prejean, Chairman & Chief Executive Officer, Drilling Tools International Corp. (US)

Thanks, David. Before we take your questions, I’d like to leave you with a few key takeaways. The combination of DTI and Saltire is a natural strategic fit. These are two highly complementary businesses with similar operating models, distinct geographies, and limited customer overlap. Together, we will be a larger, more diversified, and financially stronger global platform. The combined company will have a greater Eastern Hemisphere presence, and will balance stable North American cash flow with exposure to attractive international growth opportunities.

This deal provides immediate financial enhancement and is expected to be accretive to adjusted EBITDA margin and adjusted free cash flow per share in the first year following closing, providing a clear deleveraging path in the coming years. That accretion is based on the standalone financial profiles of the two companies, and does not depend on identified cost or revenue synergies.

Finally, it builds in long-term alignment with the Loggie family retaining approximately 30% of the combined company. As Mike and I both highlighted, we share a conviction that DTI and Saltire are stronger together and that meaningful value creation is still ahead of us.

On our last call, I said DTI remains a disciplined consolidator in a fragmented industry and that we would pursue only the opportunities that strengthen our platform and create lasting value for our shareholders. Saltire is exactly that kind of opportunity, and it gives us a stronger platform for continued growth. I want to thank the teams at DTI and Saltire for the work thus far to get us to this point. To the Saltire employees hearing from us today, we are looking forward to getting this deal closed and welcome you to DTI. We are building for the future, and we’re glad to have you join us in our mission to be a preferred place of employment for best-in-class employees, and to be the leader in quality and service to our customers.

With that, operator, please open the line for questions.

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QUESTION AND ANSWER SECTION

Operator: Thank you. We will now be conducting a question-and-answer session. [Operator Instructions] Thank you. Our first question comes from line of Steve Ferazani with Sidoti. Please proceed with your question.

<Q – Steve Ferazani – Sidoti & Co. LLC>: Good morning, everyone. Obviously, an exciting day. I did want to start off by looking at those striking margin and cash conversion ratios for Saltire. I mean, just a question for everyone. I know DTI has the US public company costs. Even with that, DTI has much higher revenue. Why the margin – striking margin differential? And also, I mean, I consider DTI’s cash conversion to be really strong. This is double that. Is there anything one-timer in these numbers? Or why do we see that significant differential, given similar business models?

<A – Wayne Prejean – Drilling Tools International Corp. (US)>: Hey, Steve. Wayne Prejean here. I’m actually in Abu Dhabi right now, and working through the announcements and stuff. One of the reasons is this company runs lean and focused, and doesn’t carry a lot of overhead because of the concentration of work they have in certain locations. It’s been very well run and managed for many, many years by Mike and his team. So, it’s such a complementary bolt-on and aggregation of – the ability to aggregate both companies into a better customer base, offering more product lines in these contract lanes where you have to meet a broad group of products to meet the category for all these contracts in the Middle East and other places, it’s just highly accretive.

<Q – Steve Ferazani – Sidoti & Co. LLC>: Yeah.

<A – Wayne Prejean – Drilling Tools International Corp. (US)>: It’s very complementary business. So, it improves our free cash flow and financial metrics. And that’s what we’ve stated over and over again, where we’re going to do something that that would greatly improve what we already do, which we think would do very well.

David Johnson, do you have any further comments on that or...?

<A – David Johnson – Drilling Tools International Corp. (US)>: No, I think that’s right, Wayne. I think you hit most of the highlights there. Just the combination of product mix and the longer-term contracts and deployment of tools, less touches, typically, than we have here in North America side. So, all that combines together just with the efficient operation to really produce an attractive margin and free cash flow profile.

<Q – Steve Ferazani – Sidoti & Co. LLC>: Wayne, when – over the – since you went public, the geographic diversification has clearly been a key strategy. Given what’s going on in the world over the last several months, does that reinforce or change your thoughts on that strategy? I think we know the answer based on today’s announcement. So, that’s one part of the question. The other part would be, any specific growth markets that excite you about where you’re going with Saltire?

<A – Wayne Prejean – Drilling Tools International Corp. (US)>: Yeah. So, first address, I’m sure, the concern of disruption in the Middle East with the ongoing conflict. But absent a major event happening again, that seems to be just, kind of, in and out of skirmishes and things like that. But the business here seems to be building continuity. I think there is going to be off and on disruptions. But most of the operators and service companies have figured out a way to logistically manage around much of that. And I think the NOCs are also, kind of, pivoting on how they contract too to make sure they can facilitate leaner supply chains and better suppliers, so that they don’t have disruptions across too many platforms. So, there’s – it’s an interesting transition to watch over

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here. But I’ve been here for a week. And I’d tell you, meeting with customers and different partners, it’s business as usual, so, to answer that.

The second question you asked about our growth opportunities. Just having these larger platforms in your European, Middle East, and Asia markets, those are mostly driven by national oil companies, where you have to have category-driven product contract links to get to the rig site and this – having a bigger product offering is going to be a meaningful step into getting larger and more scale with our technology-driven and innovative products versus your commodity distribution products, which, combined together, just gives us a lot more commercial power, so.

<Q – Steve Ferazani – Sidoti & Co. LLC>: Got it. That’s very helpful. Mike, it’s great to have you on the call today. It’s always helpful to hear from the seller. Just the obvious question being, 40 years, the family has built this business up. Obviously, the performance in the numbers we’re seeing look very strong. The question, obviously, is why now? Were you facing any additional challenges recently? Can you talk about recent trends, competitive nature of your business? Just, it’s a general, why now, the obvious question.

<A – Mike Loggie – Saltire Energy Ltd.>: Well, why now is when Wayne came along and approached me, he’s a good guy, he’s a guy who understands the oil industry. I’ve had approaches in the past and I’ve never felt they were absolutely right, whereas Wayne is, he’s an oil man, he understands the business. And I think going forward – he’s technically minded, he can take this forward. I think it’d be in good hands with him.

<A – Wayne Prejean – Drilling Tools International Corp. (US)>: Thank you, Mike.

<Q – Steve Ferazani – Sidoti & Co. LLC>: And can you talk about your – what you’ve seen in your own business trends over the last couple of years?

<A – Mike Loggie – Saltire Energy Ltd.>: We’ve done well over the past few years. We’ve grown and grown. We’ve grown steadily. You’ll see by our numbers that they are very, very solid. We have great customers and our major customers are looking to extend contracts all the time. They like what we do. They like the way that we handle our management and our finances. So, they – but we are not scared to go into new territories, I mean that as far as business is concerned. So, everything looks right. It looks absolutely right. And I think that Wayne and his team, with the teams I have already, will work really, really well together.

<A – Wayne Prejean – Drilling Tools International Corp. (US)>: Agreed.

<Q – Steve Ferazani – Sidoti & Co. LLC>: Thanks for that very, very helpful answer. I guess to David, obviously, it was noted, look, 2.2 times leverage is certainly not significant, but you noted it was at your higher comfort level. How much did the strong cash conversion of Saltire help influence moving forward with this?

<A – David Johnson – Drilling Tools International Corp. (US)>: Yeah, Steve. That was, obviously, a very significant factor. We’ve always said, when we do transactions, we’re very mindful of our leverage and we had to see a quick path to delever. And we think, obviously, with their free cash flow contribution and conversion that much accretive to ours. And so, in a couple of years’ time, we’re seeing get back into that comfort zone of about a 1 times leverage. So, with that kind of runway and opportunity to pay down quickly, we got very comfortable with this transaction.

<Q – Steve Ferazani – Sidoti & Co. LLC>: Excellent. Thanks, everyone. Appreciate it.

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Operator: This concludes our question-and-answer session. I would now like to turn the floor back over to management for closing comments.

Wayne Prejean, Chairman & Chief Executive Officer, Drilling Tools International Corp. (US)

Thank you, operator. And thank you, everyone, for your questions, and for your continued interest in DTI. We believe the combination of DTI and Saltire creates a stronger, more diversified global platform, one that expands our presence in attractive international markets, enhances our financial profile, and positions us to create long-term value for our customers, our employees and our stockholders. We are excited to welcome the Saltire team and have begun the work of bringing these two complementary businesses together, while remaining focused on disciplined execution, strong free cash flow generation, and reducing leverage following closing. Thank you again for joining us today.

Operator: Ladies and gentlemen, thank you for your participation. This does conclude today’s teleconference. You may disconnect your lines and have a wonderful day.

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